Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Premier Municipal Income Fund, Inc.
33-43778, 811-06456


The annual meeting of shareholders was held on July 29, 2008, at The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 29, 2008 and additionally adjourned to September 30, 2008, October 28, 2008 and November 25, 2008.

Voting results are as follows:

<c> Common and MuniPreferred shares voting together as a class
<c>  MuniPreferred shares voting together as a class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
             9,888,243
                    1,444
   Against
             1,044,696
                       333
   Abstain
                349,669
                         20
   Broker Non-Votes
             2,708,826
                    4,008
      Total
           13,991,434
                    5,805



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
             9,903,416
                    1,471
   Against
                991,430
                       305
   Abstain
                387,762
                         21
   Broker Non-Votes
             2,708,826
                    4,008
      Total
           13,991,434
                    5,805



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
             9,842,425
                    1,464
   Against
             1,068,079
                       312
   Abstain
                372,104
                         21
   Broker Non-Votes
             2,708,826
                    4,008
      Total
           13,991,434
                    5,805



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
             9,776,777
                    1,426
   Against
             1,124,196
                       340
   Abstain
                381,635
                         31
   Broker Non-Votes
             2,708,826
                    4,008
      Total
           13,991,434
                    5,805



To approve the elimination of the
fundamental policy relating to
commodities.


   For
             9,483,576
                    1,432
   Against
             1,381,870
                       337
   Abstain
                417,162
                         28
   Broker Non-Votes
             2,708,826
                    4,008
      Total
           13,991,434
                    5,805



To approve the new fundamental policy
 relating to commodities.


   For
             9,514,792
                    1,430
   Against
             1,368,228
                       335
   Abstain
                399,588
                         32
   Broker Non-Votes
             2,708,826
                    4,008
      Total
           13,991,434
                    5,805



Proxy materials are herein incorporated by reference to the SEC filing on June 30, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 008992.